SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Anderson Lane

Austin, Texas 78752

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 9.01 Financial Statements and Exhibits	1

Signature	2

Exhibit Index	3

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2017, Citizens, Inc. (“Citizens”) announced it added a new C-level officer role to its executive team by creating a Chief Accounting Officer position at the Company and hiring Jeff Conklin, age 47, for the role. Mr. Conklin was most recently Vice President of Special Projects at American International Group, Inc. (“AIG”), Life & Retirement, Houston, and prior to that Director and then Vice President of Financial Reporting at AIG. His career at AIG spanned 13 years.

Mr. Conklin joins Citizens with over 25 years of life insurance and financial reporting experience, having worked at Zurich Life and Jackson National Life prior to joining AIG. He joins a growing but experienced C-level Citizens team, which most recently included the addition of Terry Festervand, Citizens’ COO, who led the development and implementation of a SOX compliance program throughout AIG’s worldwide operations, prior to joining Citizens. In addition to financial reporting, Mr. Conklin brings Citizens expertise in budgeting, financial analysis and implementing strategic accounting initiatives.

Mr. Conklin’s annual base salary will be $250,000 and he will receive a one time signing bonus of $10,000. Mr. Conklin has not entered into an employment agreement with Citizens.

A copy of the press release issued by Citizens regarding this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	News Release issued by Citizens, Inc. on May 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

	By:	/s/ Geoffrey M. Kolander
Geoffrey M. Kolander Chief Executive Officer
Date: May 15, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release issued by Citizens, Inc. on May 15, 2017.

3